Filed Pursuant to Rule 424(b)(3)
Registration No. 333-239296

Prospectus Supplement No. 5

to Prospectus dated June 30, 2020

CEN BIOTECH INC.

6,851,843

Shares of Common Stock

This prospectus supplement No. 5 amends and supplements the prospectus dated June 30, 2020, prospectus supplement No. 1 dated July 31, 2020, prospectus supplement No. 2 dated November 6, 2020, prospectus supplement No. 3 dated March 12, 2021, and prospectus supplement No. 4 dated April 5, 2021, relating to the resale of up to 6,851,843 shares of common stock (referred to as common shares under Canadian corporate law), no par value per share of CEN Biotech Inc. (the “Company”) by the selling stockholders named in the prospectus. The foregoing prospectus and this prospectus supplement are collectively referred to as the “prospectus.” Please keep this prospectus supplement with your prospectus for future reference.

This prospectus supplement incorporates into the prospectus the attached Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 7, 2021.

This prospectus supplement is not complete without the prospectus, including any supplements and amendments thereto. This prospectus supplement should be read in conjunction with the prospectus, prospectus supplement No. 1, prospectus supplement No. 2, prospectus supplement No. 3, and Prospectus supplement No. 4 which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, prospectus supplement No. 1, prospectus supplement No. 2, prospectus supplement No. 3 and Prospectus supplement No. 4 except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any supplements and amendments thereto.

Investing in our common stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” section of the prospectus to read about the risks you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Capitalized terms contained in this prospectus supplement have the same meanings as in the prospectus unless otherwise stated herein.

The date of this prospectus supplement is April 7, 2021

Index of SEC Filings

The following report listed below is filed as a part of this prospectus supplement No. 5.

Appendix No.	Description

Appendix 1	Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2021.

Appendix 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2021

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way

Windsor, Ontario

Canada

N8T 3R9

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

The disclosures in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The issuances described in Item 5.02 are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering.

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Compensation Plan

On April 2, 2021, the Board of Directors (the “Board”) of CEN Biotech, Inc., an Ontario, Canada corporation (the “Company”) adopted the 2021 Equity Compensation Plan (the “2021 Plan”) providing for the granting of options to purchase shares of common stock, restricted stock awards and other stock-based awards to directors, officers, employees, advisors and consultants of the Company and reserved 20,000,000 shares of the Company’s common stock for issuance under the 2021 Plan. The foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2021 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In connection with the 2021 Plan, the Board also approved the use of restricted stock agreements under the 2021 Plan, one being for U.S. persons (the “U.S. RSA”) and one being for Canadian persons (the “Canadian RSA”). The foregoing description of the U.S. RSA and the Canadian RSA, does not purport to be complete and is qualified in its entirety by the full text of the form of the U.S. RSA and the form of the Canadian RSA, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated by reference herein.

November 29, 2017, the Board adopted the 2017 Equity Compensation Plan (the “2017 Plan”) providing for the granting of options to purchase shares of common stock, restricted stock awards and other stock-based awards to directors, officers, employees, advisors and consultants. The Company reserved 20,000,000 shares of common stock for issuance under the 2017 Plan and has to date issued 19,674,9875 shares of common stock under the 2017 Plan.

Restricted Stock Agreements

On April 2, 2021, the Company entered into an RSA (the “Boswell RSA”) with Richard Boswell. Pursuant to the Boswell RSA, the Company granted Mr. Boswell 2,185,679 restricted shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Boswell RSA does not purport to be complete and is qualified in its entirety by the full text of the Boswell RSA, a copy of which is filed as Exhibit 10.4 hereto and is incorporated by reference herein.

On April 2, 2021, the Company entered into an RSA (the “Chaaban RSA”) with Bahige Chaaban. Pursuant to the Chaaban RSA, the Company granted Mr. Chaaban 3,106,122 shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Chaaban RSA does not purport to be complete and is qualified in its entirety by the full text of the Chaaban RSA, a copy of which is filed as Exhibit 10.5 hereto and is incorporated by reference herein.

On April 2, 2021, the Company entered into an RSA (the “Ferris RSA”) with Ameen Ferris. Pursuant to the Ferris RSA, the Company granted Mr. Ferris 1,000,000 shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Ferris RSA does not purport to be complete and is qualified in its entirety by the full text of the Ferris RSA, a copy of which is filed as Exhibit 10.6 hereto and is incorporated by reference herein.

On April 2, 2021, the Company entered into an RSA (the “Lavenu RSA”) with Harold D. Lavenu. Pursuant to the Lavenu RSA, the Company granted Mr. Lavenu 1,041,250 shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Lavenu RSA does not purport to be complete and is qualified in its entirety by the full text of the Lavenu RSA, a copy of which is filed as Exhibit 10.7 hereto and is incorporated by reference herein.

On April 2, 2021, the Company entered into an RSA (the “Payne RSA”) with Brian Payne. Pursuant to the Payne RSA, the Company granted Mr. Payne 1,435,000 shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Payne RSA does not purport to be complete and is qualified in its entirety by the full text of the Payne RSA, a copy of which is filed as Exhibit 10.8 hereto and is incorporated by reference herein.

On April 2, 2021, the Company entered into an RSA (the “Saadikh RSA”) with Usamakh Saadikh. Pursuant to the Saadikh RSA, the Company granted Mr. Saadikh 1,000,000 shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Saadikh RSA does not purport to be complete and is qualified in its entirety by the full text of the Saadikh RSA, a copy of which is filed as Exhibit 10.9 hereto and is incorporated by reference herein.

On April 2, 2021, the Company entered into an RSA (the “Strilchuck RSA”) with Donald Strilchuck. Pursuant to the Strilchuck RSA, the Company granted Mr. Strilchuck 341,250 shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Strilchuck RSA does not purport to be complete and is qualified in its entirety by the full text of the Strilchuck RSA, a copy of which is filed as Exhibit 10.10 hereto and is incorporated by reference herein.

On April 2, 2021, the Company entered into an RSA (the “Tarrabain RSA”) with Alex Tarrabain. Pursuant to the Tarrabain RSA, the Company granted Mr. Tarrabain 300,000 shares of the Company’s common stock under the 2021 Plan to vest immediately on the grant date. The description of the Tarrabain RSA does not purport to be complete and is qualified in its entirety by the full text of the Tarrabain RSA, a copy of which is filed as Exhibit 10.11 hereto and is incorporated by reference herein.

New Executive Appointments

On April 2, 2021, the Board appointed Ameen Ferris to serve as a Vice President of the Company effective as of April 2, 2021. Mr. Ferriss has served as a member of Board since July 2017 and continues to serve in such capacity. Mr. Ferris is a successful entrepreneur who has founded numerous retail/wholesale companies, and brands. In 1991, Mr. Ferris founded the retail chain, Healthy’s Nutrition (“Healthy’s”), a specialty retail company focusing on quality health supplements. Mr. Ferris built a multi-million-dollar company with limited resources, and established a thriving Canadian retail chain with warehousing, a full line of private label supplements including, sports nutrition, ailment specific herbal supplements and vitamins. He also co-branded the Healthy’s concept in department stores such as The Hudson Bay Company, Eatons and in select grocery chains. Healthy’s was acquired in 2006 by the publicly traded corporation, Planet Organic. In 2005, Mr. Ferris also established the Low Carb Store, one of Canada’s premier specialty food locations. Mr. Ferris founded Natural Choice Distribution, developing and distributing leading natural supplements, diet products, sports nutrition and therapeutic herbal health supplements. Specializing in brand development, Mr. Ferris entered into an exclusive contract through his own company, Brandrouse, in 2008 through May 2017 by the biotechnology company LivCorp Inc. (a division of Delivra Inc.) with the task of developing their OTC topical product on a start-up budget. From a white label, he established the market orientation and strategy for the brand LivRelief™. His contributions included, strategy, segmentation, targeting and positioning of the brand, involvement and guidance with product development, refinements and extensions, package design of all LivRelief consumer products in Canada, development of LivRelief’s image as a customer-centric brand, marketing and advertising of LivRelief products In May 2017, Mr. Ferris founded the brand consulting firm Brand Rouse.

On April 2, 2021, the Board appointed Harold Aubrey De Lavenu to serve as a Vice President of the Company effective as of April 2, 2021. Mr. Lavenu has served as a member of Board since July 2017 and continues to serve in such capacity. Mr. Lavenu is a successful businessman with military background, currently based in the South of Portugal. Mr. Lavenu has been the director of his company, Hammers ‘n’ Blades, since September 2002. After joining the British Royal Navy in 1983, pursuing a vocation as a Mine Clearance Diver (Navy Seal), Mr. Lavenu was trained to work as an Explosive Ordinance Disposal Specialist.

Executive Agreements

On April 2, 2021, the Company entered into an Executive Employment Agreement with Ameen Ferris (the “Ferris EA”). Pursuant to the Ferris EA, during the term of the Ferris EA, the Company agreed to employ, and Mr. Ferris agreed to accept employment with the Company as a Vice President. Pursuant to the Ferris EA, the Company agreed to issue Mr. Ferris 1,000,000 shares of the Company’s common stock subject to the provisions of an RSA under the 2021 Plan. Additionally, pursuant to the Ferris EA, the Company agreed to pay Mr. Ferris a base salary of $31,200. The term of the Ferris EA is for an indefinite period subject to termination in accordance with the terms of the Ferris EA. The Ferris EA can be terminated by Mr. Ferris for “Good Reason” as such term is defined in the Ferris EA or without “Good Reason” by giving a minimum of thirty (30) days’ prior written notice to advise the Company that he is resigning his employment. In the event of termination of the Ferris EA by Mr. Ferris by resignation without “Good Reason,” then no sums will be payable by the Company except for: (i) any unpaid base salary through the effective date of resignation and (ii) reimbursement for any expenses for which Mr. Ferris had not been reimbursed. In the event of a termination of the Ferris EA by Mr. Ferris for “Good Reason,” then the Company would have a period of thirty (30) days following receipt of such notice from Mr. Ferris to cure or revoke the event constituting “Good Reason. The Company can also terminate the Ferris EA for “Cause” as such term is defined in the Ferris EA, and if that occurs, no sums will be payable by the Company except for: (i) any unpaid base salary through the date of termination, (ii) reimbursement for any expenses for which the Mr. Ferris had not been reimbursed and (iii) only if the act of “Cause” does not constitute willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company, any other amount due under the Ferris EA for termination pay or severance pay. The Company can also terminate the Ferris EA without “Cause” at any time. Pursuant to the Ferris EA, in connection with the sale of the Company or any other transaction constituting a “Change in Control” as such term is defined in the Ferris EA or a strategic transaction, the Company may, but will not be obligated, to provide Mr. Ferris with additional compensation (including, but not limited to additional stock options or restricted stock) for services outside of general scope of duties and responsibilities of Mr. Ferris.

“Good Reason” is defined under the Ferris EA as a material diminution in the base salary, excluding reductions (totaling no more than 20% in the aggregate) generally applicable to all senior executives provided, however, that such exclusion does not apply if the material diminution in occurs within 60 days prior to the consummation of a “Change in Control” that was already under consideration when the notice of the occurrence of the event alleging “Good Reason” was made or 12 months thereafter. “Cause” is defined under the Ferris EA as (i) an intentional tort (excluding any tort relating to a motor vehicle) which causes substantial loss, damage or injury to the property or reputation of the Company or its subsidiaries (ii) continued or repeated gross neglect of Mr. Ferris’ reasonable duties (for a reason other than illness or incapacity) which is not cured within ten (10) days after written notice thereof by the Board (iii) the disregard of written, material policies of the Company or its subsidiaries which causes a material loss, damage or injury to the property or reputation of the Company or its subsidiaries which is not cured within ten (10) days after written notice thereof by the Board (iv) any material breach of Mr. Ferris’ ongoing obligation not to disclose confidential information and not to assign intellectual property developed during employment which, if capable of being cured, is not cured within ten (10) days after written notice thereof is given by the Board or (v) any substantial willful act which has a material harmful effect on the Company. The foregoing description of the Ferris EA does not purport to be complete and is qualified in its entirety by the full text of the Ferris EA, a copy of which is attached hereto as Exhibit 10.12 and incorporated by reference herein.

On April 2, 2021, the Company entered into an Executive Employment Agreement with Harold Aubrey De Lavenu (the “Lavenu EA”). Pursuant to the Lavenu EA, during the term of the Lavenu EA, the Company agreed to employ, and Mr. Lavenu agreed to accept employment with the Company as a Vice President. Pursuant to the Lavenu EA, the Company agreed to issue Mr. Lavenu 1,041,250 shares of the Company’s common stock subject to the provisions of an RSA under the 2021 Plan. Additionally, pursuant to the Lavenu EA, the Company agreed to pay Mr. Lavenu a base salary of $31,200. The term of the Lavenu EA is for an indefinite period subject to termination in accordance with the terms of the Lavenu EA. The Lavenu EA can be terminated by Mr. Lavenu for “Good Reason” as such term is defined in the Lavenu EA or without “Good Reason” by giving a minimum of thirty (30) days’ prior written notice to advise the Company that he is resigning his employment. In the event of termination of the Lavenu EA by Mr. Lavenu by resignation without “Good Reason,” then no sums will be payable by the Company except for: (i) any unpaid base salary through the effective date of resignation and (ii) reimbursement for any expenses for which Mr. Lavenu had not been reimbursed. In the event of a termination of the Lavenu EA by Mr. Lavenu for “Good Reason,” then the Company would have a period of thirty (30) days following receipt of such notice from Mr. Lavenu to cure or revoke the event constituting “Good Reason. The Company can also terminate the Lavenu EA for “Cause” as such term is defined in the Lavenu EA, and if that occurs, no sums will be payable by the Company except for: (i) any unpaid base salary through the date of termination, (ii) reimbursement for any expenses for which the Mr. Lavenu had not been reimbursed and (iii) only if the act of “Cause” does not constitute willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company, any other amount due under the Lavenu EA for termination pay or severance pay. The Company can also terminate the Lavenu EA without “Cause” at any time. Pursuant to the Lavenu EA, in connection with the sale of the Company or any other transaction constituting a “Change in Control” as such term is defined in the Lavenu EA or a strategic transaction, the Company may, but will not be obligated, to provide Mr. Lavenu with additional compensation (including, but not limited to additional stock options or restricted stock) for services outside of general scope of duties and responsibilities of Mr. Lavenu.

“Good Reason” is defined under the Lavenu EA as a material diminution in the base salary, excluding reductions (totaling no more than 20% in the aggregate) generally applicable to all senior executives provided, however, that such exclusion does not apply if the material diminution in occurs within 60 days prior to the consummation of a “Change in Control” that was already under consideration when the notice of the occurrence of the event alleging “Good Reason” was made or 12 months thereafter. “Cause” is defined under the Lavenu EA as (i) an intentional tort (excluding any tort relating to a motor vehicle) which causes substantial loss, damage or injury to the property or reputation of the Company or its subsidiaries (ii) continued or repeated gross neglect of Mr. Lavenu’ reasonable duties (for a reason other than illness or incapacity) which is not cured within ten (10) days after written notice thereof by the Board (iii) the disregard of written, material policies of the Company or its subsidiaries which causes a material loss, damage or injury to the property or reputation of the Company or its subsidiaries which is not cured within ten (10) days after written notice thereof by the Board (iv) any material breach of Mr. Lavenu’ ongoing obligation not to disclose confidential information and not to assign intellectual property developed during employment which, if capable of being cured, is not cured within ten (10) days after written notice thereof is given by the Board or (v) any substantial willful act which has a material harmful effect on the Company. The foregoing description of the Lavenu EA does not purport to be complete and is qualified in its entirety by the full text of the Lavenu EA, a copy of which is attached hereto as Exhibit 10.13 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	CEN Biotech, Inc. 2021 Equity Compensation Plan.
10.2	Form of Restricted Stock Agreement for U.S. persons under 2021 CEN Biotech, Inc. Equity Compensation Plan.
10.3	Form of Restricted Stock Agreement for Canadian persons under 2021 CEN Biotech, Inc. Equity Compensation Plan.
10.4	Restricted Stock Agreement between CEN Biotech, Inc. and Richard Boswell.
10.5	Restricted Stock Agreement between CEN Biotech, Inc. and Bahige Chaaban.
10.6	Restricted Stock Agreement between CEN Biotech, Inc. and Ameen Ferris.
10.7	Restricted Stock Agreement between CEN Biotech, Inc. and Harold D. Lavenu.
10.8	Restricted Stock Agreement between CEN Biotech, Inc. and Brian Payne.
10.9	Restricted Stock Agreement between CEN Biotech, Inc. and Usamakh Saadikh.
10.10	Restricted Stock Agreement between CEN Biotech, Inc. and Donald Strilchuck.
10.11	Restricted Stock Agreement between CEN Biotech, Inc. and Alex Tarrabain.
10.12	Executive Employment Agreement between CEN Biotech, Inc. and Ameen Ferris.
10.13	Executive Employment Agreement between CEN Biotech, Inc. and Harold Aubrey De Lavenu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: April 7, 2021	By:	/s/ Bahige Chaaban
Bahige Chaaban
Interim Chief Executive Officer (principal executive officer)

Exhibit 10.1

CEN BIOTECH, INC.

2021 Equity Compensation Plan

1.	Purpose

CEN Biotech, Inc., a corporation organized under the laws of Ontario, Canada (the “Company”), hereby adopts this CEN Biotech, Inc. 2021 Equity Compensation Plan effective as of April 2, 2021. This Plan is intended to encourage equity ownership of the Company by persons providing services to the Company and/or its subsidiaries, including directors, officers, employees, advisers and consultants of the Company and/or its subsidiaries, and to provide additional incentives for them to promote the success of the business of the Company.

2.	Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1     Accelerate, when used with respect to an Award (other than in respect of Restricted Stock), means that as of the time of reference the Award will vest and, if applicable, will become exercisable with respect to some or all of the Common Stock, units or cash equivalent for which such Award was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to the Restricted Stock shall expire with respect to some or all of the Common Stock then otherwise subject to the Risk of Forfeiture.

2.2     Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

2.3     Award means any grant or sale pursuant to the Plan of Options, Restricted Stock, or other Stock-Based Awards.

2.4     Award Agreement means an agreement, instrument or other document between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.5     Beneficial Owner shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.6     Board means the Board of Directors of the Company.

2.7     Cause means, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based on a finding by the Committee, that the Participant engaged in conduct (a) which involves fraud, moral turpitude, willful misconduct, bad faith or commission of a crime that is classified as a felony under New York law and in the reasonable opinion of the Board is injurious to the Company or its Affiliates, or (b) that constitutes grounds for termination for cause under the Participant’s employment, consulting or service agreement with the Company or its Affiliates, to the extent applicable, or under any policies in effect applicable to the Participant and relating to his or her employment by, or association with, the Company or its Affiliates.

2.8     Change in Control shall have the meaning set forth in Section 8.2 hereof.

2.9     Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder. To the extent that reference is made to any particular section of the Code, such reference shall be, where the context so admits, to any corresponding provisions of any succeeding law.

2.10     Common Stock means common shares, no par value per share, of the Company.

2.11     Committee means any committee of the Board that is delegated responsibility for the administration of the Plan, as provided in Section 4, and also means the Board acting in such capacity if no such committee is in place.

2.12     Company means CEN Biotech, Inc., a corporation organized under the laws of Ontario, Canada.

2.13     Covered Employee shall have the meaning set forth in Section 162(m)(3) of the Code.

2.14     Disability means the inability of a Participant to perform the Participant's usual duties, after reasonable accommodation to the extent required by applicable law, for a period of sixty (60) consecutive days or any period of ninety (90) days in any 180-day period, in each case, excluding vacation leave and personal days and any public holidays.

2.15     Effective Date means the date this Plan is adopted by the Board, on behalf of the Company.

2.16     Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.17     Exercise Price means the price per share of Common Stock at which a holder of an Award granted hereunder may purchase the Common Stock issuable upon exercise of such Award.

2.18     Fair Market Value of a share of Common Stock on any given date means: (i) if the Common Stock is listed for trading on the New York Stock Exchange, the closing sale price per share of Common Stock on the New York Stock Exchange on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Common Stock is not listed for trading on the New York Stock Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to Section 6(g) of the Exchange Act on which the Common Stock is listed, (iii) if the Common Stock is not so listed on a national securities exchange, the last quoted bid price for the Common Stock on that date in the over-the-counter market as reported by OTC Markets or a similar organization so long as the Common Stock has been trading on such platform for at least thirty (30) days, or (iv) if the Common Stock is not so quoted by OTC Markets or a similar organization or if the Common Stock has not been trading on such platform for at least thirty (30) days such value as the Committee, in its sole discretion, shall determine in good faith.

2.19     Grant Date means the date as of which an Award is granted.

2.20     ISO means any Option to acquire Common Stock intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

2.21     NQSO means any Option that is designated as a nonqualified stock option.

2.22     Option means an option to purchase Common Stock, in the form of an ISO or a NQSO, or an option to purchase units.

2.23     Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.24     Participant means any holder of an outstanding Award under the Plan.

2.25     Performance Goals means performance goals based on one or more of the following criteria: (i) earnings including operating income, economic income, economic net income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of any of the foregoing. Each of the foregoing Performance Goals shall, as selected by the Committee, be determined in accordance with generally accepted accounting principles or non-GAAP financial measures, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

2.26     Person means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, or other entity.

2.27     Plan means this CEN Biotech, Inc. 2021 Equity Compensation Plan, as amended from time to time, and including any attachments or addenda hereto.

2.28     Restricted Stock means shares of Common Stock awarded to a Participant under Section 6.2 that may be subject to certain restrictions and to a Risk of Forfeiture.

2.29     Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which such Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.30     Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Restricted Stock at less than their then Fair Market Value or for no consideration, arising because of the occurrence or non-occurrence of specified events or conditions.

2.31     Securities Act means the Securities Act of 1933, as amended from time to time.

2.32     Stock Appreciation Right or SAR means the right pursuant to an Award granted under Section 6.4 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date of such SAR or portion thereof is surrendered, of the Common Stock or unit covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or portion thereof.

2.33     Stock-Based Award means an Award granted to a Participant pursuant to Section 6.4 hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock including but not limited to performance units and Stock Appreciation Rights, and which may be subject to the attainment of performance goals or a period of continued employment or other terms and conditions as permitted under the Plan. The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor law, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Plan in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections to this Plan.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Company, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Company and ending immediately prior to the tenth anniversary of such date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4.	Administration

The Plan shall be administered by the Committee; provided, however, that if there is no such Committee in place, the Company’s Board of Directors shall act in such capacity, or, the Committee or the Board of Directors may delegate to one or more “executive officers” (as defined under applicable rules promulgated under the Exchange Act) the authority to grant Awards hereunder to employees who are not executive officers, and to consultants and advisers, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the director, employee, adviser or consultant to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by such directors, employees, advisers and consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

5.	Authorization of Grants

5.1     Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any service provider to the Company or any of its Affiliates, including directors, officers, employees, advisers and consultants of the Company and/or its Affiliates.

5.2     General Terms of Awards. Each grant of an Award shall, except to the extent specifically excepted or replaced in a recipient’s employment agreement, be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in Section 6 or in the Award Agreement), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.

5.3     Non-Transferability of Awards. Awards shall not be transferable, and no Awards or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.

5.4     Conditions to Receipt of Awards. Unless otherwise waived by the Committee, no prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

5.5     Equity Subject to Plan. The maximum number of shares of Common Stock reserved for the grant or settlement of Awards under the Plan shall be equal to 20,000,000 common shares and shall be subject to adjustment as provided herein. If any shares of Common Stock subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Common Stock to the Participant, the Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Common Stock that is exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Common Stock exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

5.6     Covered Employees. From and after the date that the grant of an Award to a Covered Employee is subject to Section 162(m) of the Code, the aggregate Awards granted during any fiscal year to any single individual who is likely to be a Covered Employee shall not exceed 9,000,000 shares of Common Stock. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

5.7     Authorized Shares. Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

6.	Specific Terms of Awards

6.1     Options.

(a)     Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b)     Exercise Price. The price at which a share of Common Stock may be acquired under each Option shall be no less than 100% of the Fair Market Value of such Common Stock on the Grant Date.

(c)     Option Period. The exercise period with respect to each Option shall be determined in the sole discretion of the Committee and specified in each Award Agreement; provided, however, that no Option may be exercised on or after the tenth anniversary of the Grant Date.

(d)     Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine and as set forth in each Award Agreement. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

(e)     ISOs. No ISO shall be granted to any employee of the Company, if such employee owns, or is deemed to own, immediately prior to the grant of the ISO, stock representing more than 10% of the total combined voting power of the Company or its Affiliates, or more than 10% of the value of all classes of stock of the Company or its Affiliates, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

(f)     Termination of Association with the Company — Generally. Unless the Committee shall provide otherwise for any Award with respect to any Option as set forth in the Award Agreement for such Option, if the Optionee’s employment or other association with the Company ends for any reason, any outstanding Option of the Optionee shall cease to be exercisable in any respect and shall terminate not later than 90 days following the last day of the Optionee’s active employment or involvement, as applicable, with the Company and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event (and to the extent not then exercisable, shall terminate as of the date of such event). For purposes of clarity, regardless of the reason(s) for termination of the Optionee’s employment or involvement, as the case may be, with the Company, in determining the period during which the Optionee’s options remain exercisable, no consideration will be given to any options which might have vested during any statutory or any reasonable notice of termination. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(g)     Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 15 or as otherwise set forth in an Award Agreement, specifying the number of shares of Common Stock or units with respect to which the Option is then being exercised. Where the exercise of an Option is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee; or (b) if so permitted by the Committee, (i) through the delivery of Common Stock that has a Fair Market Value equal to the exercise price, except where payment by delivery of Common Stock would adversely affect the Company’s results of operations under U.S. generally accepted accounting principles or where payment by delivery of Common Stock outstanding for less than six months would require application of securities laws relating to profit realized on such Common Stock, (ii) by other means acceptable to the Committee, or (iii) by means of withholding of Common Stock with an aggregate Fair Market Value equal to (A) the aggregate exercise price and (B) unless the Company is precluded or restricted from doing so under debt covenants, minimum statutory withholding taxes with respect to such exercise, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of Common Stock in payment of the exercise price under clause (g)(b)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.

(h)     Rights Pending Exercise. No Participant holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock, except to the extent that the Option shall have been exercised with respect thereto.

6.2     Restricted Stock.

(a)     Purchase Price. Common Stock or Restricted Stock may be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)     Restrictions and Restriction Period. During the Restriction Period applicable to Restricted Stock, such Restricted Stock shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate. Certificates for shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent (which may be the Company) appointed by the Committee, to be held for the benefit of the Participant for such period in the discretion of the Committee until the applicable Restriction Period lapses.

(c)     Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a holder of Common Stock, including, but not limited to, the right to vote and the right to receive any dividends or distributions with respect to the Restricted Stock.

(d)     Termination of Association with the Company. Unless the Committee shall provide otherwise in the applicable Award Agreement for any Award of Restricted Stock, upon termination of a Participant’s employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. For purposes of clarity, regardless of the reason(s) for termination of the Optionee’s employment or involvement, as the case may be, with the Company, in determining the period during which the Optionee’s options remain exercisable, no consideration will be given to any options which might have vested during any statutory or any reasonable notice of termination.

6.3     Common Stock Grants. Common Stock grants may be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Common Stock grants shall be made without forfeiture conditions of any kind.

6.4     Stock-Based Awards. The Committee, in its sole discretion, may grant Awards of phantom shares of Common Stock, SARs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of a share of Common Stock. Such Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive shares of Common Stock (or the equivalent cash value of such Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of Performance Goals. Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) the number of shares of Common Stock to be awarded under (or otherwise related to) such Stock-Based Awards; (b) whether such Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and Common Stock; and (c) all other terms and conditions of such Stock-Based Awards (including, without limitation, the vesting provisions thereof).

6.5     Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award, none of which shall require prior approval of the stockholders of the Company except for stockholder approval as may be necessary for the Plan or Award to comply with applicable law.

7.	Adjustment Provisions

7.1     Adjustment for Company Actions. If subsequent to the adoption of the Plan by the Company the outstanding Common Stock are increased, decreased, or exchanged for a different number or kind of stock or other securities, or if additional shares, or new or different shares, or other securities are distributed with respect to Common stock through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, dividend, stock or unit split, reverse stock or unit split, or other similar distribution with respect to such Common Stock, the Committee shall make an adjustment, to the extent appropriate and proportionate, in (i) the numbers and kinds of Common Stock or other securities subject to the then outstanding Awards, and (ii) the exercise price for each Common Stock or other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

7.2     Related Matters. Any adjustment in Awards made pursuant to this Section 7 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Exercise Prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock and Stock-Based Awards, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and Company action other than as expressly contemplated in this Section 7. No fractional shares of Common Stock shall be issued or purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares of Common Stock covered by an Award shall cause such number to include a fraction, such number of shares of Common Stock shall be adjusted to the nearest smaller whole number of shares of Common Stock.

8.	Change in Control Provisions

8.1     Unless otherwise determined by the Committee or evidenced in an applicable Award Agreement or employment or other agreement, in the event of a Change in Control, the Committee shall have the discretion, exercisable either in advance of such Change in Control or at the time thereof, to provide for one or more of the following:

(a)     the continuation of outstanding Awards after the Change in Control without change;

(b)     the cash-out of outstanding Options as of the time of the transaction as part of the transaction for an amount equal to the difference between the price that would have been paid for the shares of Common Stock subject to such outstanding Options if such Options were exercised upon the closing of such transaction and the exercise price of such outstanding Options; provided that if the exercise price of the Options exceeds the price that would have been paid for the shares of Common Stock subject to the outstanding Options if such Options were exercised upon the closing of the transaction, then such Options may be cancelled without making a payment to the Optionees;

(c)     a requirement that the buyer in the transaction assume outstanding Awards;

(d)     a requirement that the buyer in the transaction substitute outstanding Options with comparable options to purchase the equity interests of the buyer or its parent and/or substitute outstanding Restricted Stock, and/or, Restricted units, long term incentive plan units Stock-Based Awards, and/or unit-based awards with comparable restricted stock or units of the buyer or its parent; and

(e)     the Acceleration of outstanding Options, Restricted Stock, and Stock-Based Awards.

Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of shares of Common Stock is solely cash, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be canceled in exchange for a payment, in cash or Common Stock, in an amount equal to (i) the excess of the consideration paid per share of Common Stock and units in the Change in Control over the exercise or purchase price (if any) per share of Common Stock or unit subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

8.2     A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (c) below;

(b)     during any period of twelve (12) month period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a majority vote of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority of the Board;

(c)     there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than (I) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

8.3     Notwithstanding Section 8.2 to the contrary, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

9.	Settlement of Awards

9.1     Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Committee, the issuance of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Common Stock until approval shall have been obtained from such governmental agencies as may be required under any applicable law, rule, or regulation, and the Company shall take all reasonable efforts to obtain such approval.

9.2     Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

9.3     No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.4     Investment Representations. The Company shall not be under any obligation to issue Common Stock covered by any Award unless the intended recipient has made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Common Stock will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the Common Stock for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Common Stock.

9.5     Registration. In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

9.6     Tax Withholding. Whenever Common Stock is issued or to be issued pursuant to Awards granted under the Plan, the Company shall (i) have the right to require the recipient to remit to the Company in cash an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) coincident with the recipient’s exercise of such Option or receipt of Common Stock; or (ii) to the extent permitted by applicable law, withhold a number of Common Stock having an aggregate Fair Market Value equal to an amount sufficient to satisfy any federal, state, local or other withholding requirements. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10.	No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms of any separate employment or consulting agreement, any provision of law, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company or any Affiliate.

11.	Nonexclusivity of the Plan

The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt or enter into such other incentive arrangements or agreements as it may deem desirable, including without limitation, the granting of options and restricted units other than under the Plan, and such arrangements may be either applicable generally or in specific cases.

12.	No Corporate Action Restriction

The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or shareholders of the Company to make or authorize: (i) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, (ii) any merger, amalgamation, consolidation or change in the ownership of the Company or any subsidiary, (iii) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of affecting the capital stock (or rights thereof) of the Company or any subsidiary, (iv) any dissolution or liquidation of the Company or any subsidiary, (v) any sale or transfer of all or any part of the assets or business of the Company or any subsidiary, or (vi) any other corporate act or proceeding by the Company or any subsidiary. No Participant, beneficiary or any other Person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Company or any employee, officer or agent of the Company or any subsidiary, as a result of such action.

13.	Section 409A of the Code

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

14.	Termination and Amendment of the Plan and Awards

The Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Company otherwise expressly provides, or may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no termination or amendment of the Plan may adversely affect the rights of the recipient of an Award previously granted hereunder without the consent of the recipient of such Award.

The Plan shall take effect on the Effective Date. The Board may amend, alter or discontinue the Plan at any time in its sole and absolute discretion, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The Board reserves the right to terminate the Plan at any time. No Awards shall be granted under the Plan after such termination date. The Plan shall remain in effect with respect to Awards made under the Plan prior to the termination of the Plan until such Awards have been satisfied or terminated in accordance with the terms of the Plan and the applicable Award Agreements.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and further provided that, other than as the Committee may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no amendment or modification of an outstanding Award may adversely affect the rights of the recipient of such Award without his or her consent. An amendment or modification to an Award that is necessary or appropriate to comply with applicable law or that does not adversely affect the rights of the recipient of such Award may be made without the consent of such recipient.

15.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, sent via email with a read receipt included and received, or by facsimile with a confirmation copy by regular, certified or overnight mail, addressed or sent by facsimile, as the case may be, (i) if to the recipient of an Award, at his or her residence or email address last filed with the Company, and (ii) if to the Company, at its principal place of business or to such other address , email address, or facsimile number, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, when received by the addressee, (z) in the case of facsimile transmission, when confirmed by facsimile machine report and (c) in the case of email, when the read receipt is received from the recipient of the email by the sender or the email.

16.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

Adopted by resolution of the Board of Directors of the Company as of April 2, 2021.

Exhibit 10.2

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of _________________________, between CEN Biotech, Inc. (the “Company”), and ____________________ (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April __, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board, or the Committee as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, _____________ shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of _________________ shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of________________ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or ______________ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or _____________ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion.

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)     The Participant may elect to be immediately taxed on the Restricted Stock for United States Federal tax purposes under Section 83(b) of the Code. The Participant shall notify the Company of his or her election within thirty (30) days of the date hereof.

(c)     The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)  The Participant understands that the securities have not been registered under the Securities Act.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered, or such registration is not required in the opinion of counsel satisfactory to the Company.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:
Name:
Title:

PARTICIPANT:

Name:

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.3

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of ___________________ ______, between CEN Biotech, Inc. (the “Company”), and __________________________(the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April __, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board or the Compensation Committee, as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, ___________________ shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of _______________ shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of __________ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or ______________ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or _________________ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (i) THE DATE OF ISSUANCE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act or of a prospectus of the Company filed under applicable Canadian securities laws. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)     The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and applicable Canadian securities laws.

(b)  The Participant understands that the securities have not been registered under the Securities Act and that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any Canadian jurisdiction in connection with the issuance of the Restricted Stock.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless (i) they are subsequently registered under the Securities Act, (ii) the Company becomes a reporting issuer in any Canadian jurisdiction, or (iii) an exemption from registration under the Securities Act or an exemption from the registration and prospectus requirements of applicable Canadian securities laws is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities under the Securities Act or to file a prospectus under applicable Canadian Securities laws.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless (i) they are registered under the Securities Act or such registration is not required in the opinion of counsel satisfactory to the Company or (ii) unless the Company becomes a reporting issuer in any Canadian jurisdiction.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:
Name:
Title:

PARTICIPANT:

Name:

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.4

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Richard Boswell (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board, or the Committee as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 2,185,679 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 2,185,679 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of_0_ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or __0_ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or __0__ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion.

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)     The Participant may elect to be immediately taxed on the Restricted Stock for United States Federal tax purposes under Section 83(b) of the Code. The Participant shall notify the Company of his or her election within thirty (30) days of the date hereof.

(c)     The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)  The Participant understands that the securities have not been registered under the Securities Act.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered, or such registration is not required in the opinion of counsel satisfactory to the Company.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Richard Boswell
Name: Richard Boswell

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.5

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Bahige “Bill” Chaaban (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board or the Compensation Committee, as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 3,106,112 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 3,106,112 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of _0_ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or _0_ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or ___0__ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (i) THE DATE OF ISSUANCE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act or of a prospectus of the Company filed under applicable Canadian securities laws. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)     The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and applicable Canadian securities laws.

(b)  The Participant understands that the securities have not been registered under the Securities Act and that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any Canadian jurisdiction in connection with the issuance of the Restricted Stock.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless (i) they are subsequently registered under the Securities Act, (ii) the Company becomes a reporting issuer in any Canadian jurisdiction, or (iii) an exemption from registration under the Securities Act or an exemption from the registration and prospectus requirements of applicable Canadian securities laws is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities under the Securities Act or to file a prospectus under applicable Canadian Securities laws.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless (i) they are registered under the Securities Act or such registration is not required in the opinion of counsel satisfactory to the Company or (ii) unless the Company becomes a reporting issuer in any Canadian jurisdiction.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Richard Boswell
Name: Richard Boswell
Title: SEVP

PARTICIPANT:

/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.6

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Ameen Ferris (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board or the Compensation Committee, as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 1,000,000 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 1,000,000 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of __0_ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or __0__ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or __0__ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (i) THE DATE OF ISSUANCE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act or of a prospectus of the Company filed under applicable Canadian securities laws. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)     The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and applicable Canadian securities laws.

(b)  The Participant understands that the securities have not been registered under the Securities Act and that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any Canadian jurisdiction in connection with the issuance of the Restricted Stock.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless (i) they are subsequently registered under the Securities Act, (ii) the Company becomes a reporting issuer in any Canadian jurisdiction, or (iii) an exemption from registration under the Securities Act or an exemption from the registration and prospectus requirements of applicable Canadian securities laws is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities under the Securities Act or to file a prospectus under applicable Canadian Securities laws.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless (i) they are registered under the Securities Act or such registration is not required in the opinion of counsel satisfactory to the Company or (ii) unless the Company becomes a reporting issuer in any Canadian jurisdiction.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Ameen Ferris
Name: Ameen Ferris

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.7

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Harold Aubrey De Lavenu (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board, or the Committee as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 1,041,250 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 1,041,250 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of__0__ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or _0__ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or _0_ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion.

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)     The Participant may elect to be immediately taxed on the Restricted Stock for United States Federal tax purposes under Section 83(b) of the Code. The Participant shall notify the Company of his or her election within thirty (30) days of the date hereof.

(c)     The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)  The Participant understands that the securities have not been registered under the Securities Act.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered, or such registration is not required in the opinion of counsel satisfactory to the Company.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Harold Aubrey De Lavenu
Name: Harold Aubrey De Lavenu

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.8

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Brian Payne (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board or the Compensation Committee, as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 1,435,000 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 1,435,000 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of _0_ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or __0_ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or __0__ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (i) THE DATE OF ISSUANCE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act or of a prospectus of the Company filed under applicable Canadian securities laws. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b) The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and applicable Canadian securities laws.

(b)  The Participant understands that the securities have not been registered under the Securities Act and that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any Canadian jurisdiction in connection with the issuance of the Restricted Stock.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless (i) they are subsequently registered under the Securities Act, (ii) the Company becomes a reporting issuer in any Canadian jurisdiction, or (iii) an exemption from registration under the Securities Act or an exemption from the registration and prospectus requirements of applicable Canadian securities laws is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities under the Securities Act or to file a prospectus under applicable Canadian Securities laws.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless (i) they are registered under the Securities Act or such registration is not required in the opinion of counsel satisfactory to the Company or (ii) unless the Company becomes a reporting issuer in any Canadian jurisdiction.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Brian Payne
Name: Brian Payne

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.9

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Usamakh Saadikh (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board, or the Committee as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 1,000,000 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 1,000,000 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of_0__ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or __0__ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or __0__ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b) In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion.

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)  The Participant may elect to be immediately taxed on the Restricted Stock for United States Federal tax purposes under Section 83(b) of the Code. The Participant shall notify the Company of his or her election within thirty (30) days of the date hereof.

(c)  The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)  The Participant understands that the securities have not been registered under the Securities Act.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered, or such registration is not required in the opinion of counsel satisfactory to the Company.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Usamakh Saadikh
Name: Usamakh Saadikh

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.10

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Donald Strilchuck (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board or the Compensation Committee, as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 341,250 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 341,250 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of _0_ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or _0__ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or ___0__ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)  In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (i) THE DATE OF ISSUANCE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act or of a prospectus of the Company filed under applicable Canadian securities laws. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)  The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and applicable Canadian securities laws.

(b)  The Participant understands that the securities have not been registered under the Securities Act and that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any Canadian jurisdiction in connection with the issuance of the Restricted Stock.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless (i) they are subsequently registered under the Securities Act, (ii) the Company becomes a reporting issuer in any Canadian jurisdiction, or (iii) an exemption from registration under the Securities Act or an exemption from the registration and prospectus requirements of applicable Canadian securities laws is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities under the Securities Act or to file a prospectus under applicable Canadian Securities laws.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless (i) they are registered under the Securities Act or such registration is not required in the opinion of counsel satisfactory to the Company or (ii) unless the Company becomes a reporting issuer in any Canadian jurisdiction.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “ Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Donald Strilchuck
Name: Donald Strilchuck

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.11

CEN BIOTECH, INC.
2021 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

AGREEMENT, dated as of April 2, 2021, between CEN Biotech, Inc. (the “Company”), and Alex Tarrabain (the “Participant”).

W I T N E S S E T H:

WHEREAS, as of April 2, 2021, the Company adopted the CEN Biotech, Inc. 2021 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of the Company’s common stock (“Common Stock”), to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board or the Compensation Committee, as applicable, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the shares of Restricted Stock documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1     Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2     Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, 300,000 shares of Restricted Stock (the “Restricted Stock”).

3     Vesting. Subject to such further limitations as are provided herein, the Restricted Stock shall vest as follows; (1) immediate vesting of 300,000 shares on the Grant Date (the “Initial Vesting Date”); and (2) the balance of _0_ shares shall vest over a three (3) year period with one-thirty-sixth (1/36th) or _0_ of the number of shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or _0_ of the number of shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that you continue to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the shares of the Restricted Stock will have vested on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a Change of Control.

4     Termination of Employment.

(a) Except as may otherwise be provided in any employment agreement between the Company and the Participant, if the Participant does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date the Participant is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Participant shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Participant representing the Forfeited Shares shall be cancelled and voided.

(b)     In the event the Participant’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restriction Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Participant shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Participant for the Forfeited Shares.

5     Certificate Legend. The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend.

THE RESTRICTED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE LATER OF (i) THE DATE OF ISSUANCE, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE RESTRICTED STOCK REPRESENTED HEREBY IS SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED STOCK, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6     Removal of Certificate Legend. After the completion of the Restriction Period, the Participant shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion

7     Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8     Company’s Option to Repurchase on Termination of Employment.

(a)     Subject to the sole and absolute discretion of the Board, if the Participant’s employment with the Company terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ninety (90) days of such termination event, to purchase all of the vested Restricted Stock held by the Participant or his estate or personal representatives, and if such option is exercised, the Participant (and his estate and personal representatives) shall be obligated to sell such vested Restricted Stock to the Company, at a price per share equal to the Fair Market Value thereof, determined as of the end of the month immediately preceding the date of the termination event.

(b)     During such ninety (90)-day exercise period, no transfer of the Restricted Stock may be made by the Participant or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Stock held by the Participant (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Participant (or his estate or personal representatives, if applicable) may transfer such vested Restricted Stock.

(c)     If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Participant, which date shall be within thirty (30) days of the Company’s written notice of its exercise of the repurchase option, at which time the Participant (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Stock (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Stock.

9     Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Participant agrees to and shall sell all of the vested Restricted Stock held by the Participant to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Participant shall also tender the Restricted Stock (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

10     Market Stand-Off Agreement. The Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Participant, including the Restricted Stock (the “Restricted Securities”), for a period of time specified by the managing underwriter(s) (approximately one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act or of a prospectus of the Company filed under applicable Canadian securities laws. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11     No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Participant any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

12     Tax Consequences.

(a) All tax consequences under any applicable law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Participant in connection with the foregoing shall be borne and paid solely by the Participant, and the Participant shall indemnify the Company, and shall hold it harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Participant is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Participant on such matters, which shall remain solely the responsibility of the Participant.

(b)  The Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

13     Investment Representations. In connection with the receipt of the Restricted Stock, the Participant represents to the Company the following:

(a)  The Participant is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and applicable Canadian securities laws.

(b)  The Participant understands that the securities have not been registered under the Securities Act and that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any Canadian jurisdiction in connection with the issuance of the Restricted Stock.

(c)  The Participant further acknowledges and understands that the securities must be held indefinitely unless (i) they are subsequently registered under the Securities Act, (ii) the Company becomes a reporting issuer in any Canadian jurisdiction, or (iii) an exemption from registration under the Securities Act or an exemption from the registration and prospectus requirements of applicable Canadian securities laws is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the securities under the Securities Act or to file a prospectus under applicable Canadian Securities laws.  The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless (i) they are registered under the Securities Act or such registration is not required in the opinion of counsel satisfactory to the Company or (ii) unless the Company becomes a reporting issuer in any Canadian jurisdiction.

14     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Participant will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the Grant Date until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

15     Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

16     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

17     Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18     Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

19     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

CEN BIOTECH, INC.

By:	/s/ Bahige “Bill” Chaaban
Name: Bahige “Bill” Chaaban
Title: President and Interim CEO

PARTICIPANT:

/s/ Alex Tarrabain
Name: Alex Tarrabain

Exhibit A

2021 Equity Compensation Plan

Exhibit 10.12

EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN AMEEN FERRIS AND CEN BIOTECH, INC.

This Executive Employment Agreement (“Agreement”) is entered into as of April 2, 2021, by and between CEN Biotech, Inc. (the “Company”), and Ameen Ferris (the “Executive”) and effective as of April 2, 2021 (the “Effective Date”). The parties believe it to be in their best interest to document the terms of the Executive's employment with the Company as follows:

In consideration of the employment of the Executive by the Company and the mutual agreements in this Agreement, the Executive and the Company agree as follows:

1.    Term of Agreement: The term of the Executive’s employment pursuant to this Agreement shall commence as of the Effective Date and shall continue for an indefinite period (the “Term), subject to termination in accordance with the provisions hereof.

2.    Employment Position/ Duties and Restrictions:

a.    During the Term, the Company agrees to employ the Executive and the Executive hereby accepts employment with the Company as its Vice President subject to the general supervision, advice and direction of the Company's President, and subject to the terms and conditions of this Agreement. The Executive's authority, duties and responsibilities shall be consistent with such authority, duties and responsibilities as are customary for this position, including, without limitation: overseeing assigned aspects of the Company's domestic and international operations; support the further developing, refining and implementing the Company's growth plans as assigned; and contribute to the Company's domestic and international acquisitions and investments as assigned. Executive shall also perform such other services and duties as the President may from time-to-time designate at its sole discretion.

b.

c.    During the Term, the Company agrees that Executive may be nominated for election to the Board.

d.    Executive shall serve the Company, devote his full working time and attention to his duties, promote the interests of the Company and follow the reasonable and lawful instructions of the Board. Executive shall carry out his duties in a manner consistent with and in compliance with all present and future requirements and limitations of all applicable federal and provincial laws and regulations.

e.    Executive agrees that he shall at all times observe and be bound by all proper rules, policies, procedures, practices, and resolutions adopted, or to be adopted, by the Company which are generally applicable to the Company's officers and employees and which do not otherwise conflict with this Agreement.

f.    Executive shall not engage in any other business that would interfere with his duties, provided that nothing contained herein is intended to limit Executive's right to:

(i)    continue his involvement with organizations with which he was involved prior to the date of execution of this Agreement provided such entity is not a direct competitor of the Company and that his involvement will not interfere or conflict with his duties hereunder; and

(ii)    following the execution of this Agreement, but subject to the prior written consent by the Board, become involved with another business, provided such entity is not a direct competitor of the Company and that his involvement will not interfere or conflict with his duties hereunder.;

(iii)    make passive investments in the securities of publicly-owned companies or other businesses which will not interfere or conflict with his duties;

(iv)    serve on corporate, civic or charitable boards or engage in charitable activities without remuneration therefore; and

(v)    with the prior written consent of the Company’s Chairman, sit on the Board of one other company, provided that it is not a direct competitor of the Company.

g.    The Company shall, to the maximum extent not prohibited by law, indemnify and hold the Executive harmless for any acts or decisions made by the Executive in the course of fulfilling his responsibilities on behalf of the Company provided he has acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding relating to his conduct in respect of Company matters, had no reasonable cause to believe his conduct was unlawful.

3.    Incentive Stock.

a.    On the Effective Date, the Executive shall receive [1,000,000] shares of the Company (the “Restricted Stock”) which shall be subject to the provisions of the Restricted Stock Agreement between the Company and the Executive (the “Restricted Stock Agreement”), including, without limitation, its forfeiture conditions, rights of repurchase and other transfer restrictions, except to the extent that any such provisions conflict with the provisions of this Agreement in which case the provisions of this Agreement will prevail.

b.    The board of the Company may, from time to time and in its sole discretion, award the Executive additional restricted stock, stock options or other equity based consideration, with any such awards being subject in each case to the applicable agreements governing such award.

4.    Ongoing Compensation and Benefits:

a.    Base Salary: The Executive shall receive an annual base salary (“Base Salary”) of Thirty One Thousand Two Hundred Dollars ($31,200.00) payable in accordance with the Company's regular payroll practices, as established from time to time. During the Term, the Company shall periodically review the Executive's Base Salary but, in any event, no less than on an annual basis, taking into consideration such factors as market trends, internal considerations and job performance, and may (but is not obligated to) increase, but not decrease, the annual Base Salary upon such review.

b.    Employee Benefits: The Executive may participate in the Company’s employee welfare, benefit, retirement and programs and policies that are in effect and generally available to the other senior executives of the Company, including any profit sharing or employee stock purchase, group life, health, hospitalization and disability insurance plans and paid time off (collectively the “Benefit Plans”). The Executive’s participation in the Benefit Plan will be subject to the terms and conditions of each Benefit Plan, including eligibility and compliance requirements.

c.    Other Benefits:

(i)    Travel - In accordance with the policies of the Company in effect from time to time, the Company shall pay for or reimburse the Executive for all documented business-related expenses incurred by the Executive in the performance of his duties, including travel expenses, in accordance with the Company's policies and on the same basis as paid, advanced or reimbursed to the Company's other senior executives.

(ii)    Work Visas and Permits – The Company shall pay for and secure any necessary work visas or permits reasonably required by the Executive to perform his duties.

(iii)    Professional Development and Training – The Company shall pay for or reimburse the Executive for any reasonable professional development or training.

(iv)    Paid Time Off – The Executive shall be entitled to:

(1)    public holidays in accordance with the Employment Standards Act, 2000 (the “ESA”) and, in any event, no less than the same number of holidays and sick days as are generally allowed to executive officers of the Company, and

(2)    the greater of (A) four (4) weeks of paid vacation per twelve (12) months’ plus ten (10) personal days or (B) the ESA minimum required paid vacation. Except to the extent prohibited by the ESA, vacation days not taken cannot be carried over to a subsequent vacation year and un-used portions are not convertible to cash.

(v)    Additional Compensation - In connection with the sale of the Company or any other transaction constituting a Change in Control (defined below) or a strategic transaction, the Board may, but shall not be obligated, to provide the Executive with additional compensation (including, but not limited to additional stock options or restricted stock) for services outside of general scope of duties and responsibilities of the Executive.

5.    Termination.

a.    Definitions. For purposes of this Agreement:

(i)  “Cause” means the occurrence of any event constituting just cause at law including, without limitation, the following:

(1)    an intentional tort (excluding any tort relating to a motor vehicle) which causes substantial loss, damage or injury to the property or reputation of the Company or its subsidiaries;

(2)    continued or repeated gross neglect of the Executive’s reasonable duties (for a reason other than illness or incapacity) which is not cured within ten (10) days after written notice thereof by the Board to the Executive.

(3)    the disregard of written, material policies of the Company or its subsidiaries which causes a material loss, damage or injury to the property or reputation of the Company or its subsidiaries which is not cured within ten (10) days after written notice thereof by the Board to the Executive;

(4)    any material breach of the Executive's ongoing obligation not to disclose confidential information and not to assign intellectual property developed during employment which, if capable of being cured, is not cured within ten (10) days after written notice thereof is given by the Board to the Executive; or

(5)    any substantial willful act which has a material harmful effect on the Company.

(ii)  “Change in Control” means the occurrence of any of the following in one or a series of related transactions: (A) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half (1/2) of the voting rights or equity interests in the Company; (B) a replacement of more than one-half (1/2) of the members of the Board in a twelve (12) month period in a single election of directors that is not approved by at least a majority of (1) those individuals who were members of the Board on the date hereof, (2) those individuals who were nominated or appointed to the Board by at least a majority of such members of the Board (collectively, the persons referenced in clauses (1) and (2) shall be referred to herein as the “Incumbent Directors”), and (3) any member of the Board who was nominated or appointed by a majority of the Incumbent Directors at the time of such nomination or appointment; (C) a merger or consolidation of the Company or any affiliate thereof in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least one-half of the voting rights and equity interests in the surviving entity; (D) a sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; (E) a recapitalization, reorganization or other transaction involving the Company or any affiliate thereof that constitutes or results in a transfer of more than one-half (1/2) of the voting rights or equity interests in the Company, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least one-half (1/2) of the voting rights and equity interests in the surviving entity or acquirer of such assets and one-half (1/2) or more of the Board remain the same; or (F) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

(iii)  “COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act.

(iv)  “Disability” means the inability of the Executive to substantially perform the Executive's usual duties (provided, however, that the Company acknowledges its obligations to provide reasonable accommodation to the extent required by applicable law) for a period of sixty (60) consecutive days or any period of ninety (90) days in any 180 day period, in each case, excluding vacation leave and personal days and any holidays. In the event of a dispute between the parties hereto with respect to said Disability, the Executive shall be required to submit to a reasonable examination by a physician mutually chosen by the Company and the Executive, the cost of which shall be paid by the Company, and whose determination shall be binding upon the parties. Subject to applicable law, the Executive shall sign and deliver such documents reasonably requested by such physician to so permit such physician to provide a report including such determination to the Company and any other person reasonably necessary in connection with the resolution of such dispute.

(v)  “Good Reason” means:

(1)    a material diminution in the Executive's Base Salary below the amount to which he was entitled as of the Effective Date or as increased during the course of his employment with the Company, excluding one or more reductions (totaling no more than 20% in the aggregate) generally applicable to all senior executives provided, however, that such exclusion shall not apply if the material diminution in the Executive's Base Salary occurs within (A) 60 days prior to the consummation of a Change in Control where such Change in Control was under consideration at the time the Executive provided notice of the occurrence of the event he alleges constitutes Good Reason and his desire to terminate his employment with the Company on account of such as required herein, below or (B) twelve (12) months after the date upon which such a Change in Control occurs;

b.    Rights of Termination. This Agreement may be terminated as follows:

(i)    By the Executive Resigning Without Good Reason. The Executive has the right at any time on a minimum of thirty (30) days’ prior written notice to advise the Company that he is resigning his employment. In the event of termination of this Agreement by the Executive by resignation without Good Reason, no sums shall be payable by the Company except for: (i) any unpaid Base Salary through the effective date of resignation, and (ii) reimbursement for any expenses for which the Executive has not theretofore been reimbursed

(ii)    By the Executive for Good Reason. Following an event which constitutes Good Reason, the Executive has the right, subject to the provisions of this Section, to terminate his employment and receive from the Company those payments, benefits and perquisites as if the Company had terminated his employment without cause. As a pre-condition of the Executive’s ability to terminate his employment with the Company on account of Good Reason, he must provide notice of the occurrence of the event he alleges constitutes Good Reason and his desire to terminate his employment with the Company on account of such within ninety (90) days following the initial existence of the condition he alleges constitutes Good Reason. The Company will have a period of thirty (30) days following receipt of such notice to cure or revoke the condition constituting Good Reason. If the Company does not cure or revoke the event constituting Good Reason within such thirty (30) day period, the Executive's termination date shall be the day immediately following the end of such thirty (30) day period, unless the Company provides for an earlier termination date.

(iii)    By the Company for Cause. The Company may terminate this Agreement and the Executive’s employment hereunder for Cause by written notice to the Executive. In the event of termination of this Agreement by the Company for Cause, no sums shall be payable by the Company except for: (i) any unpaid Base Salary through the date of termination, (ii) reimbursement for any expenses for which the Executive has not theretofore been reimbursed and (iii) only if the act of Cause does not constitute willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company, any other amount due under the ESA for termination pay or severance pay.

(iv)    By the Company for Death or Disability.

(1)    In the event the Company terminates the Executive’s employment as a result of the Disability of the Executive, the Company shall give fifteen (15) days’ advance written notice to that effect to the Executive.

(2)    In the event of termination of this Agreement as a result of the death or Disability of the Executive where such death or Disability was the direct or proximate cause from the Executive conducting the Company business, no sums shall be payable by the Company thereafter except for: (A) any unpaid Base Salary through the date of termination; (B) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed; (C) the Company shall continue to pay to the Executive (or the estate of the Executive) his Base Salary for a period of [one (1) year] (the “On-Duty Severance Period”), payable in accordance with the Company’s regular payroll practices, as established from time to time; (D) if Executive is a qualified beneficiary under COBRA, pay to the Executive (or the Executive’s eligible dependents) COBRA continuation coverage premiums, including coverage for Executive’s eligible dependents, in the event the Executive elects such coverage, for the On-Duty Severance Period, and in the event that the COBRA continuation expires prior to the expiration of the On-Duty Severance Period, an amount equal to such COBRA continuation premiums for the remaining months in the On-Duty Severance Period; (E) other than in the event of death, maintain, to the extent permitted under the applicable insured benefit plan, the employer portion of the premium for the benefits to which the Executive was entitled as of the date of termination for the duration of the On-Duty Severance Period; and (F) all Restricted Stock previously issued to the Executive shall automatically vest.

(3)    In the event of termination of this Agreement as a result of the death or Disability of the Executive where such death or Disability was other than the direct or proximate cause from the Executive conducting the Company business, no sums shall be payable by the Company thereafter except for: (A) any unpaid Base Salary through the date of termination; (B) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed; (C) any benefits and other matters required by applicable law, including the ESA; and (D) if the Executive is a qualified beneficiary under COBRA, COBRA continuation coverage premiums, including coverage for the Executive’s eligible dependents, in the event the Executive elects such coverage, for a period of six (6) months after the date of employment termination (the “Disability Coverage Period”), and in the event that the COBRA continuation expires prior to the expiration of the Disability Coverage Period, an amount equal to such COBRA continuation premiums for the remaining months in the Disability Coverage Period.

(v)    By the Company Without Cause. The Company may terminate this Agreement and the Executive’s employment hereunder at any time without Cause and the Executive may terminate this Agreement for Good Reason, and in either case the Executive and the Company agree as follows:

(1)    no sums shall be payable by the Company thereafter except that: (i) the Company shall continue to pay to the Executive his Base Salary for a period of one (1) year (the “Severance Period”), payable in accordance with the Company’s regular payroll practices, as established from time to time, (ii) to the extent permitted under the applicable insured benefit plans, the Company shall maintain the employer portion of the premium for the benefits which the Executive then enjoys for the Severance Period, (iii) all Restricted Stock previously issued to the Executive shall automatically vest, and (iv) reimbursement for any expenses for which the Executive has not theretofore been reimbursed.

(vi)    Release Notwithstanding anything in this Agreement to the contrary, except for amounts required to be paid pursuant to the ESA, any other payments, benefits or perquisites payable by the Company to the Executive upon termination of employment is conditional on the Executive executing a release reasonably acceptable in form and substance to the Company, of and from any and all claims that the Executive has, or may have, against the Company relating to the Executive’s employment with, and the termination of that employment by, and services to, the Company, other than claims arising under this Agreement and claims which cannot be waived under applicable law.

6.    No Mitigation Obligation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

7.    Tax Matters. The Company may withhold from any amounts payable under this Agreement all federal, provincial, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

8.    Compliance with Section 409A; Deferral of Certain Payments. Notwithstanding anything herein to the contrary, where applicable in respect of the residency of the Executive, this Agreement shall at all times be operated in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In particular, and without limiting the generality of the foregoing: (a) if any action taken hereunder in connection with any stock right, including the vesting, extension or renewal of the stock right, would result in the stock right becoming subject to the provisions of Section 409A of the Code, such action shall not be taken or shall be taken only to the extent that it will not result in the stock right becoming subject to Section 409A; (b) if any payment otherwise due hereunder would be, when otherwise due, subject to additional taxes and interest under Section 409A of the Code, then such payment shall be deferred to the extent required to avoid such additional taxes and interest; and (c) if you, at the time of your “separation from service” from the Company, are a “specified employee,” then to the extent any payment under this Agreement upon your termination of employment is subject to Section 409A of the Code, no such payment shall be made for six (6) months following your “separation from service.” The terms “separation from service” and “specified employee” shall have the meanings set forth under Section 409A of the Code and the regulations and rulings issued thereunder.

9.    Confidentiality. The Company is engaged in those businesses reported or disclosed in documents filed with the applicable securities commission(s) as well as those opportunities under active development at a point in time and as may be set out in the Company’s strategic plan(s) and the provision of services ancillary thereto (collectively the “Business”). In doing so, it has built up and established an extensive trade, reputation and goodwill in the Business. The Executive acknowledges and agrees that as a result of the nature of the Company’s business and the nature of Executive’s position with the Company, the Executive will come into contact with, have access to and learn various trade secrets and other Confidential Information, which are the property of the Company and its Affiliates. Such Confidential Information includes, but is not limited to:

a.    the names, addresses, and phone numbers of the Company’s and its afiliate’s customers and referral sources and all other confidential information relating to those customers and referral sources, including any other information relating to customers and referral sources that has been obtained or made known to the Executive as the result of performing services for the Company;

b.    Marketing Information, including, without limitation, the Company’s marketing methods, materials, and strategies;

c.    Financial Information, including, without limitation, pricing information, cost information, sales figures, sales reports, compensation paid to the Company’s and its affiliate’s employees, accounting/financial records (including, but not limited to, balance sheets, profit and loss statements, tax returns, payable and receivable information, bank account information and other financial reporting information);

d.    Operations and Strategic Information, including, without limitation, the existence and content of business plans, strategy plans, matters of a business nature such as information about the Company’s and its affiliate’s files, internal memoranda, personnel policies, payroll, and terms of employment;

e.    any information whose release could do harm to the Company or that could provide another Company with a competitive advantage, including methodology and analytical techniques, staff and shareholder information, information on current and prospective clients, and marketing strategies; and

f.    contemplated acquisitions, marketing investigations and surveys.

10.    Confidential Information shall not include any information which (i) the Executive possessed prior to the Effective Date, (ii) has or will provide to the Company, and (iii) any information that is, or subsequently becomes, publicly available without Executive’s breach of any obligation owed to the Company under this Agreement.

11.    In recognition of the Company’s need to protect the legitimate business interests and assets of the Company and the affiliates, and in consideration of the rights granted to the Executive in this Agreement, the Executive hereby agrees that with regard to any Confidential Information, at all times during the Term and for a period of two years following termination of the Term, for any reason, the Executive will regard and treat all such information as strictly confidential and wholly owned by the Company or its affiliate, as the case may be, and will not, for any reason or in any fashion, either directly or indirectly, use or reproduce any such Confidential Information or disclose, transfer, assign, disseminate or otherwise communicate any such Confidential Information to any person or entity for any purpose other than in accordance with this Agreement or pursuant to the instructions of a duly authorized representative of the Company.

12.    At the expiry of the Executive’s employment with the Company or at any other time that the Company so requests, the Executive shall return or cause to be returned to the Company all tangible property of the Company and shall not retain any copies of such property.

13.    Non-Solicitation of Customers. The Executive will not while employed by the Company and for a period of one (1) year following termination of employment, directly or indirectly by assisting others, solicit or accept, or attempt to solicit or accept, any business competitive to the business of the Company, from any customer with whom Executive had material contact (i.e. dealt with, supervised dealings with, obtained confidential information concerning, or had resultant earnings on) during employment with the Company.

14.     Non-solicitation of Employees. The Executive will not, during his/her employment with the Company, and for a period of one (1) year following termination of said employment, directly or indirectly by assisting others, solicit, recruit, raid, or hire, or attempt to solicit, recruit, raid, or hire any person who is an employee of the Company and with whom Executive became familiar as a result of Executive’s employment with the Company.

15.    Specific Enforcement. The Company and the Executive expressly agree that a violation of any of the covenants contained in Sections 9 - 13 shall cause irreparable injury to the Company and that, accordingly, the Company shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to temporary and permanent injunctive relief enjoining and restraining the Executive from doing or continuing to do any such act and any other violation or threatened violation of Section 9, 10, 11, 12 or 13.

16.    In the event the Executive is in breach of Section 12 or 13 hereof, the period of restraint set forth therein shall be automatically tolled and suspended for the amount of time that the breach continues.

17.    Severability..In the event any provision of this Agreement shall be found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void part were deleted; provided, however, if any of Sections 9 - 13 shall be declared invalid, in whole or in part, the Executive shall execute, as soon as possible, a supplementary agreement with the Company providing, to the extent legally possible, the protection afforded by said Sections. It is expressly understood and agreed by the parties hereto that the Company shall not be barred from enforcing the restrictive covenants contained in each of Section 9, 10, 11, 12 and 13 as each are separate and distinct, so that the invalidity of any one or more of said covenants shall not affect the enforceability and validity of the other covenants.

18.    Waiver. The waiver of a breach of any provision of this Agreement by either of the Parties shall not operate or be construed as a waiver by such Party of the breach of any other provisions of this Agreement or as a waiver of a subsequent breach of the same provision of this Agreement.

19.    Successors and Binding Agreement.

a.    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

b.    This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

c.    This Agreement is in the nature of a personal services contract and the duties assigned to Employee hereunder are non-delegable. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 8(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

20.    Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier service such as FedEx or UPS, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

21.    Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Province of Ontario.

22.    Money. All monetary sums stated herein refer to US Funds.

23.    Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

24.    Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement. Any reference in this Agreement to a provision of a statute, rule or regulation will also include any successor provision thereto.

25.    Board Membership. Subject to the termination of this Agreement, during the Term, at each annual meeting of the Company's stockholders, the Company will nominate the Executive to serve as a member of the Board unless such nomination is not consistent with the goals and objectives of the Company’s nominating committee. The Executive's service as a member of the Board will be subject to any required stockholder approval. Upon the termination of the Executive's employment for any reason, unless otherwise requested by the Board, the Executive agrees to resign from the Board (and all other positions held at the Company and its affiliates), and the Executive, at the Board's request, will execute any documents necessary to reflect his resignation.

26.    Entire Agreement. This Agreement, once executed by the parties will constitute the entire agreement between the parties relating to the employment of the Executive and supersedes any prior agreements, whether written or oral. No amendment to these terms will be effective unless in writing and signed by both parties.

27.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Signatures on next page:

COMPANY:

CEN Biotech Inc.

/s/ Bahige Chaaban
Bahige Chaaban, Interim CEO

EXECUTIVE:

/s/ Ameen Ferris
Ameen Ferris

Exhibit 10.13

EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN HAROLD AUBREY DE LAVENU AND CEN BIOTECH, INC.

This Executive Employment Agreement (“Agreement”) is entered into as of April 2, 2021, by and between CEN Biotech, Inc. (the “Company”), and Harold Aubrey De Lavenu (the “Executive”) and effective as of April 2, 2021 (the “Effective Date”). The parties believe it to be in their best interest to document the terms of the Executive's employment with the Company as follows:

In consideration of the employment of the Executive by the Company and the mutual agreements in this Agreement, the Executive and the Company agree as follows:

1.    Term of Agreement: The term of the Executive’s employment pursuant to this Agreement shall commence as of the Effective Date and shall continue for an indefinite period (the “Term), subject to termination in accordance with the provisions hereof.

2.    Employment Position/ Duties and Restrictions:

a.    During the Term, the Company agrees to employ the Executive and the Executive hereby accepts employment with the Company as its Vice President subject to the general supervision, advice and direction of the Company's President, and subject to the terms and conditions of this Agreement. The Executive's authority, duties and responsibilities shall be consistent with such authority, duties and responsibilities as are customary for this position, including, without limitation: overseeing assigned aspects of the Company's domestic and international operations as assigned; support the further developing, refining and implementing the Company's growth plans as assigned; and contribute to the Company's domestic and international acquisitions and investments as assigned. Executive shall also perform such other services and duties as the President may from time-to-time designate at its sole discretion.

b.

c.    During the Term, the Company agrees that Executive may be nominated for election to the Board.

d.    Executive shall serve the Company, devote his full working time and attention to his duties, promote the interests of the Company and follow the reasonable and lawful instructions of the Board. Executive shall carry out his duties in a manner consistent with and in compliance with all present and future requirements and limitations of all applicable federal and provincial laws and regulations.

e.    Executive agrees that he shall at all times observe and be bound by all proper rules, policies, procedures, practices, and resolutions adopted, or to be adopted, by the Company which are generally applicable to the Company's officers and employees and which do not otherwise conflict with this Agreement.

f.    Executive shall not engage in any other business that would interfere with his duties, provided that nothing contained herein is intended to limit Executive's right to:

(i)    continue his involvement with organizations with which he was involved prior to the date of execution of this Agreement provided such entity is not a direct competitor of the Company and that his involvement will not interfere or conflict with his duties hereunder; and

(ii)    following the execution of this Agreement, but subject to the prior written consent by the Board, become involved with another business, provided such entity is not a direct competitor of the Company and that his involvement will not interfere or conflict with his duties hereunder.;

(iii)    make passive investments in the securities of publicly-owned companies or other businesses which will not interfere or conflict with his duties;

(iv)    serve on corporate, civic or charitable boards or engage in charitable activities without remuneration therefore; and

(v)    with the prior written consent of the Company’s Chairman, sit on the Board of one other company, provided that it is not a direct competitor of the Company.

g.    The Company shall, to the maximum extent not prohibited by law, indemnify and hold the Executive harmless for any acts or decisions made by the Executive in the course of fulfilling his responsibilities on behalf of the Company provided he has acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding relating to his conduct in respect of Company matters, had no reasonable cause to believe his conduct was unlawful.

3.    Incentive Stock.

a.    On the Effective Date, the Executive shall receive [1,041,250] shares of the Company (the “Restricted Stock”) which shall be subject to the provisions of the Restricted Stock Agreement between the Company and the Executive (the “Restricted Stock Agreement”), including, without limitation, its forfeiture conditions, rights of repurchase and other transfer restrictions, except to the extent that any such provisions conflict with the provisions of this Agreement in which case the provisions of this Agreement will prevail.

b.    The board of the Company may, from time to time and in its sole discretion, award the Executive additional restricted stock, stock options or other equity based consideration, with any such awards being subject in each case to the applicable agreements governing such award.

4.    Ongoing Compensation and Benefits:

a.    Base Salary: The Executive shall receive an annual base salary (“Base Salary”) of Thirty One Thousand Two Hundred Dollars ($31,200.00) payable in accordance with the Company's regular payroll practices, as established from time to time. During the Term, the Company shall periodically review the Executive's Base Salary but, in any event, no less than on an annual basis, taking into consideration such factors as market trends, internal considerations and job performance, and may (but is not obligated to) increase, but not decrease, the annual Base Salary upon such review.

b.    Employee Benefits: The Executive may participate in the Company’s employee welfare, benefit, retirement and programs and policies that are in effect and generally available to the other senior executives of the Company, including any profit sharing or employee stock purchase, group life, health, hospitalization and disability insurance plans and paid time off (collectively the “Benefit Plans”). The Executive’s participation in the Benefit Plan will be subject to the terms and conditions of each Benefit Plan, including eligibility and compliance requirements.

c.    Other Benefits:

(i)    Travel - In accordance with the policies of the Company in effect from time to time, the Company shall pay for or reimburse the Executive for all documented business-related expenses incurred by the Executive in the performance of his duties, including travel expenses, in accordance with the Company's policies and on the same basis as paid, advanced or reimbursed to the Company's other senior executives.

(ii)    Work Visas and Permits – The Company shall pay for and secure any necessary work visas or permits reasonably required by the Executive to perform his duties.

(iii)    Professional Development and Training – The Company shall pay for or reimburse the Executive for any reasonable professional development or training.

(iv)    Paid Time Off – The Executive shall be entitled to:

(1)    public holidays in accordance with the Employment Standards Act, 2000 (the “ESA”) and, in any event, no less than the same number of holidays and sick days as are generally allowed to executive officers of the Company, and

(2)    the greater of (A) four (4) weeks of paid vacation per twelve (12) months’ plus ten (10) personal days or (B) the ESA minimum required paid vacation. Except to the extent prohibited by the ESA, vacation days not taken cannot be carried over to a subsequent vacation year and un-used portions are not convertible to cash.

(v)    Additional Compensation - In connection with the sale of the Company or any other transaction constituting a Change in Control (defined below) or a strategic transaction, the Board may, but shall not be obligated, to provide the Executive with additional compensation (including, but not limited to additional stock options or restricted stock) for services outside of general scope of duties and responsibilities of the Executive.

5.    Termination.

a.    Definitions. For purposes of this Agreement:

(i)  “Cause” means the occurrence of any event constituting just cause at law including, without limitation, the following:

(1)    an intentional tort (excluding any tort relating to a motor vehicle) which causes substantial loss, damage or injury to the property or reputation of the Company or its subsidiaries;

(2)    continued or repeated gross neglect of the Executive’s reasonable duties (for a reason other than illness or incapacity) which is not cured within ten (10) days after written notice thereof by the Board to the Executive.

(3)    the disregard of written, material policies of the Company or its subsidiaries which causes a material loss, damage or injury to the property or reputation of the Company or its subsidiaries which is not cured within ten (10) days after written notice thereof by the Board to the Executive;

(4)    any material breach of the Executive's ongoing obligation not to disclose confidential information and not to assign intellectual property developed during employment which, if capable of being cured, is not cured within ten (10) days after written notice thereof is given by the Board to the Executive; or

(5)    any substantial willful act which has a material harmful effect on the Company.

(ii)  “Change in Control” means the occurrence of any of the following in one or a series of related transactions: (A) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half (1/2) of the voting rights or equity interests in the Company; (B) a replacement of more than one-half (1/2) of the members of the Board in a twelve (12) month period in a single election of directors that is not approved by at least a majority of (1) those individuals who were members of the Board on the date hereof, (2) those individuals who were nominated or appointed to the Board by at least a majority of such members of the Board (collectively, the persons referenced in clauses (1) and (2) shall be referred to herein as the “Incumbent Directors”), and (3) any member of the Board who was nominated or appointed by a majority of the Incumbent Directors at the time of such nomination or appointment; (C) a merger or consolidation of the Company or any affiliate thereof in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least one-half of the voting rights and equity interests in the surviving entity; (D) a sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; (E) a recapitalization, reorganization or other transaction involving the Company or any affiliate thereof that constitutes or results in a transfer of more than one-half (1/2) of the voting rights or equity interests in the Company, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least one-half (1/2) of the voting rights and equity interests in the surviving entity or acquirer of such assets and one-half (1/2) or more of the Board remain the same; or (F) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

(iii)  “COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act.

(iv)  “Disability” means the inability of the Executive to substantially perform the Executive's usual duties (provided, however, that the Company acknowledges its obligations to provide reasonable accommodation to the extent required by applicable law) for a period of sixty (60) consecutive days or any period of ninety (90) days in any 180 day period, in each case, excluding vacation leave and personal days and any holidays. In the event of a dispute between the parties hereto with respect to said Disability, the Executive shall be required to submit to a reasonable examination by a physician mutually chosen by the Company and the Executive, the cost of which shall be paid by the Company, and whose determination shall be binding upon the parties. Subject to applicable law, the Executive shall sign and deliver such documents reasonably requested by such physician to so permit such physician to provide a report including such determination to the Company and any other person reasonably necessary in connection with the resolution of such dispute.

(v)  “Good Reason” means:

(1)    a material diminution in the Executive's Base Salary below the amount to which he was entitled as of the Effective Date or as increased during the course of his employment with the Company, excluding one or more reductions (totaling no more than 20% in the aggregate) generally applicable to all senior executives provided, however, that such exclusion shall not apply if the material diminution in the Executive's Base Salary occurs within (A) 60 days prior to the consummation of a Change in Control where such Change in Control was under consideration at the time the Executive provided notice of the occurrence of the event he alleges constitutes Good Reason and his desire to terminate his employment with the Company on account of such as required herein, below or (B) twelve (12) months after the date upon which such a Change in Control occurs;

b.    Rights of Termination. This Agreement may be terminated as follows:

(i)    By the Executive Resigning Without Good Reason. The Executive has the right at any time on a minimum of thirty (30) days’ prior written notice to advise the Company that he is resigning his employment. In the event of termination of this Agreement by the Executive by resignation without Good Reason, no sums shall be payable by the Company except for: (i) any unpaid Base Salary through the effective date of resignation, and (ii) reimbursement for any expenses for which the Executive has not theretofore been reimbursed

(ii)    By the Executive for Good Reason. Following an event which constitutes Good Reason, the Executive has the right, subject to the provisions of this Section, to terminate his employment and receive from the Company those payments, benefits and perquisites as if the Company had terminated his employment without cause. As a pre-condition of the Executive’s ability to terminate his employment with the Company on account of Good Reason, he must provide notice of the occurrence of the event he alleges constitutes Good Reason and his desire to terminate his employment with the Company on account of such within ninety (90) days following the initial existence of the condition he alleges constitutes Good Reason. The Company will have a period of thirty (30) days following receipt of such notice to cure or revoke the condition constituting Good Reason. If the Company does not cure or revoke the event constituting Good Reason within such thirty (30) day period, the Executive's termination date shall be the day immediately following the end of such thirty (30) day period, unless the Company provides for an earlier termination date.

(iii)    By the Company for Cause. The Company may terminate this Agreement and the Executive’s employment hereunder for Cause by written notice to the Executive. In the event of termination of this Agreement by the Company for Cause, no sums shall be payable by the Company except for: (i) any unpaid Base Salary through the date of termination, (ii) reimbursement for any expenses for which the Executive has not theretofore been reimbursed and (iii) only if the act of Cause does not constitute willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company, any other amount due under the ESA for termination pay or severance pay.

(iv)    By the Company for Death or Disability.

(1)    In the event the Company terminates the Executive’s employment as a result of the Disability of the Executive, the Company shall give fifteen (15) days’ advance written notice to that effect to the Executive.

(2)    In the event of termination of this Agreement as a result of the death or Disability of the Executive where such death or Disability was the direct or proximate cause from the Executive conducting the Company business, no sums shall be payable by the Company thereafter except for: (A) any unpaid Base Salary through the date of termination; (B) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed; (C) the Company shall continue to pay to the Executive (or the estate of the Executive) his Base Salary for a period of [one (1) year] (the “On-Duty Severance Period”), payable in accordance with the Company’s regular payroll practices, as established from time to time; (D) if Executive is a qualified beneficiary under COBRA, pay to the Executive (or the Executive’s eligible dependents) COBRA continuation coverage premiums, including coverage for Executive’s eligible dependents, in the event the Executive elects such coverage, for the On-Duty Severance Period, and in the event that the COBRA continuation expires prior to the expiration of the On-Duty Severance Period, an amount equal to such COBRA continuation premiums for the remaining months in the On-Duty Severance Period; (E) other than in the event of death, maintain, to the extent permitted under the applicable insured benefit plan, the employer portion of the premium for the benefits to which the Executive was entitled as of the date of termination for the duration of the On-Duty Severance Period; and (F) all Restricted Stock previously issued to the Executive shall automatically vest.

(3)    In the event of termination of this Agreement as a result of the death or Disability of the Executive where such death or Disability was other than the direct or proximate cause from the Executive conducting the Company business, no sums shall be payable by the Company thereafter except for: (A) any unpaid Base Salary through the date of termination; (B) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed; (C) any benefits and other matters required by applicable law, including the ESA; and (D) if the Executive is a qualified beneficiary under COBRA, COBRA continuation coverage premiums, including coverage for the Executive’s eligible dependents, in the event the Executive elects such coverage, for a period of six (6) months after the date of employment termination (the “Disability Coverage Period”), and in the event that the COBRA continuation expires prior to the expiration of the Disability Coverage Period, an amount equal to such COBRA continuation premiums for the remaining months in the Disability Coverage Period.

(v)    By the Company Without Cause. The Company may terminate this Agreement and the Executive’s employment hereunder at any time without Cause and the Executive may terminate this Agreement for Good Reason, and in either case the Executive and the Company agree as follows:

(1)    no sums shall be payable by the Company thereafter except that: (i) the Company shall continue to pay to the Executive his Base Salary for a period of one (1) year (the “Severance Period”), payable in accordance with the Company’s regular payroll practices, as established from time to time, (ii) to the extent permitted under the applicable insured benefit plans, the Company shall maintain the employer portion of the premium for the benefits which the Executive then enjoys for the Severance Period, (iii) all Restricted Stock previously issued to the Executive shall automatically vest, and (iv) reimbursement for any expenses for which the Executive has not theretofore been reimbursed.

(vi)    Release Notwithstanding anything in this Agreement to the contrary, except for amounts required to be paid pursuant to the ESA, any other payments, benefits or perquisites payable by the Company to the Executive upon termination of employment is conditional on the Executive executing a release reasonably acceptable in form and substance to the Company, of and from any and all claims that the Executive has, or may have, against the Company relating to the Executive’s employment with, and the termination of that employment by, and services to, the Company, other than claims arising under this Agreement and claims which cannot be waived under applicable law.

6.    No Mitigation Obligation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

7.    Tax Matters. The Company may withhold from any amounts payable under this Agreement all federal, provincial, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

8.    Compliance with Section 409A; Deferral of Certain Payments. Notwithstanding anything herein to the contrary, where applicable in respect of the residency of the Executive, this Agreement shall at all times be operated in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In particular, and without limiting the generality of the foregoing: (a) if any action taken hereunder in connection with any stock right, including the vesting, extension or renewal of the stock right, would result in the stock right becoming subject to the provisions of Section 409A of the Code, such action shall not be taken or shall be taken only to the extent that it will not result in the stock right becoming subject to Section 409A; (b) if any payment otherwise due hereunder would be, when otherwise due, subject to additional taxes and interest under Section 409A of the Code, then such payment shall be deferred to the extent required to avoid such additional taxes and interest; and (c) if you, at the time of your “separation from service” from the Company, are a “specified employee,” then to the extent any payment under this Agreement upon your termination of employment is subject to Section 409A of the Code, no such payment shall be made for six (6) months following your “separation from service.” The terms “separation from service” and “specified employee” shall have the meanings set forth under Section 409A of the Code and the regulations and rulings issued thereunder.

9.    Confidentiality. The Company is engaged in those businesses reported or disclosed in documents filed with the applicable securities commission(s) as well as those opportunities under active development at a point in time and as may be set out in the Company’s strategic plan(s) and the provision of services ancillary thereto (collectively the “Business”). In doing so, it has built up and established an extensive trade, reputation and goodwill in the Business. The Executive acknowledges and agrees that as a result of the nature of the Company’s business and the nature of Executive’s position with the Company, the Executive will come into contact with, have access to and learn various trade secrets and other Confidential Information, which are the property of the Company and its Affiliates. Such Confidential Information includes, but is not limited to:

a.    the names, addresses, and phone numbers of the Company’s and its afiliate’s customers and referral sources and all other confidential information relating to those customers and referral sources, including any other information relating to customers and referral sources that has been obtained or made known to the Executive as the result of performing services for the Company;

b.    Marketing Information, including, without limitation, the Company’s marketing methods, materials, and strategies;

c.    Financial Information, including, without limitation, pricing information, cost information, sales figures, sales reports, compensation paid to the Company’s and its affiliate’s employees, accounting/financial records (including, but not limited to, balance sheets, profit and loss statements, tax returns, payable and receivable information, bank account information and other financial reporting information);

d.    Operations and Strategic Information, including, without limitation, the existence and content of business plans, strategy plans, matters of a business nature such as information about the Company’s and its affiliate’s files, internal memoranda, personnel policies, payroll, and terms of employment;

e.    any information whose release could do harm to the Company or that could provide another Company with a competitive advantage, including methodology and analytical techniques, staff and shareholder information, information on current and prospective clients, and marketing strategies; and

f.    contemplated acquisitions, marketing investigations and surveys.

10.    Confidential Information shall not include any information which (i) the Executive possessed prior to the Effective Date, (ii) has or will provide to the Company, and (iii) any information that is, or subsequently becomes, publicly available without Executive’s breach of any obligation owed to the Company under this Agreement.

11.    In recognition of the Company’s need to protect the legitimate business interests and assets of the Company and the affiliates, and in consideration of the rights granted to the Executive in this Agreement, the Executive hereby agrees that with regard to any Confidential Information, at all times during the Term and for a period of two years following termination of the Term, for any reason, the Executive will regard and treat all such information as strictly confidential and wholly owned by the Company or its affiliate, as the case may be, and will not, for any reason or in any fashion, either directly or indirectly, use or reproduce any such Confidential Information or disclose, transfer, assign, disseminate or otherwise communicate any such Confidential Information to any person or entity for any purpose other than in accordance with this Agreement or pursuant to the instructions of a duly authorized representative of the Company.

12.    At the expiry of the Executive’s employment with the Company or at any other time that the Company so requests, the Executive shall return or cause to be returned to the Company all tangible property of the Company and shall not retain any copies of such property.

13.    Non-Solicitation of Customers. The Executive will not while employed by the Company and for a period of one (1) year following termination of employment, directly or indirectly by assisting others, solicit or accept, or attempt to solicit or accept, any business competitive to the business of the Company, from any customer with whom Executive had material contact (i.e. dealt with, supervised dealings with, obtained confidential information concerning, or had resultant earnings on) during employment with the Company.

14.     Non-solicitation of Employees. The Executive will not, during his/her employment with the Company, and for a period of one (1) year following termination of said employment, directly or indirectly by assisting others, solicit, recruit, raid, or hire, or attempt to solicit, recruit, raid, or hire any person who is an employee of the Company and with whom Executive became familiar as a result of Executive’s employment with the Company.

15.    Specific Enforcement. The Company and the Executive expressly agree that a violation of any of the covenants contained in Sections 9 - 13 shall cause irreparable injury to the Company and that, accordingly, the Company shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to temporary and permanent injunctive relief enjoining and restraining the Executive from doing or continuing to do any such act and any other violation or threatened violation of Section 9, 10, 11, 12 or 13.

16.    In the event the Executive is in breach of Section 12 or 13 hereof, the period of restraint set forth therein shall be automatically tolled and suspended for the amount of time that the breach continues.

17.    Severability..In the event any provision of this Agreement shall be found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void part were deleted; provided, however, if any of Sections 9 - 13 shall be declared invalid, in whole or in part, the Executive shall execute, as soon as possible, a supplementary agreement with the Company providing, to the extent legally possible, the protection afforded by said Sections. It is expressly understood and agreed by the parties hereto that the Company shall not be barred from enforcing the restrictive covenants contained in each of Section 9, 10, 11, 12 and 13 as each are separate and distinct, so that the invalidity of any one or more of said covenants shall not affect the enforceability and validity of the other covenants.

18.    Waiver. The waiver of a breach of any provision of this Agreement by either of the Parties shall not operate or be construed as a waiver by such Party of the breach of any other provisions of this Agreement or as a waiver of a subsequent breach of the same provision of this Agreement.

19.    Successors and Binding Agreement.

a.    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

b.    This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

c.    This Agreement is in the nature of a personal services contract and the duties assigned to Employee hereunder are non-delegable. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 8(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

20.    Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier service such as FedEx or UPS, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

21.    Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Province of Ontario.

22.    Money. All monetary sums stated herein refer to US Funds.

23.    Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

24.    Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement. Any reference in this Agreement to a provision of a statute, rule or regulation will also include any successor provision thereto.

25.    Board Membership. Subject to the termination of this Agreement, during the Term, at each annual meeting of the Company's stockholders, the Company will nominate the Executive to serve as a member of the Board unless such nomination is not consistent with the goals and objectives of the Company’s nominating committee. The Executive's service as a member of the Board will be subject to any required stockholder approval. Upon the termination of the Executive's employment for any reason, unless otherwise requested by the Board, the Executive agrees to resign from the Board (and all other positions held at the Company and its affiliates), and the Executive, at the Board's request, will execute any documents necessary to reflect his resignation.

26.    Entire Agreement. This Agreement, once executed by the parties will constitute the entire agreement between the parties relating to the employment of the Executive and supersedes any prior agreements, whether written or oral. No amendment to these terms will be effective unless in writing and signed by both parties.

27.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Signatures on next page:

COMPANY:

CEN Biotech Inc.

/s/ Bahige Chaaban
Bahige Chaaban, Interim CEO

EXECUTIVE:

/s/ Harold Aubrey De Lavenu
Harold Aubrey De Lavenu